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                                                                 EXHIBIT 10.16

                         FULL-RECOURSE PROMISSORY NOTE

$160,000.00                                                     January 28, 1999
                                                       San Francisco, California

        FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Scient Corporation (the "Company") at its principal executive offices the principal sum of one hundred and sixty thousand dollars ($160,000), together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

        1. Term. The principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable at the close of business on January 28, 2001. Interest accrued and unpaid to date shall be paid on January 28 of each year, commencing on January 28, 2000.

        2. Rate of Interest. Interest shall accrue under the Note on any unpaid principal balance at the rate of four and sixty-four one hundredths percent (4.64%) per annum, compounded annually.

        3. Prepayment. Prepayment of principal and interest may be made at any time without penalty.

        4. Events of Acceleration. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon:

        (a) The date when the Borrower ceases to be employed by the Company for any reason;

        (b) The failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than thirty (30) days;

        (c) The insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety (90) days or more; or

          (d) The occurrence of a material event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby.

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        5.  Security.  Payment of this Note shall be secured by a Stock Pledge
Agreement to be executed and delivered by the Borrower and covering shares of the Company's Common Stock. The Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Borrower's obligations hereunder.

        6. Collection. If action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with such action.

        7. Waiver. No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Stock Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

     The Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

        8. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

        9. Governing Law. This Note shall be construed in accordance with the laws of the State of California.




                                     ------------------------------------------
                                     Aron Dutta


                                     Address:
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